                                                                    EXHIBIT 99.5

                                     CONSENT
                                       OF
                     CREDIT SUISSE FIRST BOSTON CORPORATION

Board of Directors
Del Webb Corporation
6001 N. 24th Street
Phoenix, AZ 85016-2021

Members of the Board:

We hereby consent to the inclusion of our opinion letter, dated April 30, 2001, to the Board of Directors of Del Webb Corporation (the "Company") as Annex III to the Registration Statement of Pulte Homes, Inc. on Form S-4 (the "Registration Statement") relating to the proposed merger of Pulte Acquisition Corporation, a wholly-owned subsidiary of Pulte Homes, Inc., with and into the Company and references made to such opinion in applicable SEC filings. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CREDIT SUISSE FIRST BOSTON CORPORATION



By: /s/ Kelly Masuda
   ------------------------
    Name: Kelly Masuda
    Title: Director


June 6, 2001